EXHIBIT 99.1

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:	Jennifer Franklin
Phone:	949.333.1721
Email:	jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT III, INC. BUYS
ATLANTA-AREA APARTMENT COMMUNITY FOR $43.5 MILLION
ATLANTA, Sept 6, 2017 – Steadfast Apartment REIT III, Inc. (STAR III) announced that it has acquired Ansley at Princeton Lakes, a gated 306-unit garden-style apartment-home community located in southwest Atlanta. The purchase price was approximately $43.5 million.
“We believe the Atlanta area is well-positioned for long-term success as it continues to benefit from having the tenth largest economy in the U.S. and a growing presence as a major distribution hub,” said Ella Neyland, president of Steadfast Apartment REIT III, Inc. “Additionally, Ansley at Princeton Lakes provides a convenient housing option for the 63,000 employees of the nation’s busiest airport.”
Completed in 2009, Ansley at Princeton Lakes includes 11 two-and three-story buildings with one-, two- and three-bedroom apartment homes that average 1,000 square feet. In-place rents average $1,254 per month and the community currently is 96 percent occupied.

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Ansley at Princeton Lakes residents enjoy a saltwater pool, fitness center, pet play area, luxury clubhouse and business center, theater with stadium seating, internet café, outdoor BBQ grills and a car care center. Every apartment home in the community features nine- or ten-foot ceilings, a washer/dryer or full-size connections, vinyl wood plank flooring in wet areas, walk-in closets, central air conditioning, ceiling fans and balconies or patios.
Located in Atlanta, the community is just four miles from Hartsfield-Jackson Atlanta International Airport, Georgia’s largest employment center, and is also a short commute to downtown Atlanta. Employers headquartered in the area include Georgia’s largest private employer, Delta Airlines, as well as Porsche North America, and Chick-fil-A.
Ansley at Princeton Lakes offers easy access to the 1.2 million-square-foot Camp Creek Marketplace, which includes Lowe’s Home Improvement, BJ’s Wholesale Club, Target, Publix Super Market, and many other nationally recognized retailers and restaurants.
With the acquisition of Ansley at Princeton Lakes, STAR III has invested more than $285 million with seven multifamily properties in Colorado, Georgia, Illinois and Texas, totaling 1,836 apartment homes. In the Atlanta area, STAR III also owns Reflections on Sweetwater in Lawrenceville.
About Steadfast Apartment REIT III
    STAR III intends to acquire a diverse portfolio of middle-market apartments and senior living facilities located throughout the United States.
    STAR III is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

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This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of STAR III’s public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

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